Earnings Conference Call Fourth Quarter 2017 January 30, 2018 – 9:00am CT Exhibit 99.2

2 Forward Looking Statements and Non-GAAP Measures We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties and risks. We caution everyone to be guided in their analysis of Dover Corporation by referring to the documents we file from time to time with the SEC, including our Form 10-K for 2016, for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. We would also direct your attention to our website, dovercorporation.com, where considerably more information can be found. This document contains non-GAAP financial information. Commencing with guidance in 2018, Dover will provide adjusted EPS excluding after-tax acquisition-related amortization. The Company believes reporting adjusted EPS on this basis better reflects its core operating results, offers more transparency and facilitates easier comparability with peer companies. Reconciliations of non-GAAP measures are included either in this presentation or Dover’s earnings release and investor supplement for the fourth quarter, which are available on our website. 2

Q4 2017 Performance


Earnings Per Share
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
Q1
Q2
Q3
Q4
2016
Q1
Q2
Q3
Q4
2017
Earnings per share
Adj. EPS*

* Excludes net gains on dispositions of $0.07 in Q1 2016, $0.36 in Q4 2016, $0.39 in Q1 2017, and $0.70 in Q4 2017, $0.32 net gain from enactment of Tax Cuts and Jobs Act in Q4 2017, $0.03 product recall reversal in Q4 2017; $0.09 voluntary product recall charge in Q4 2016, Wellsite separation costs of $0.01 in Q3 2017 and $0.05 in Q4 2017, Warn disposition related costs of $0.01 in Q3 2017 and $0.01 in Q4 2017, and rightsizing and other related costs of $0.25 in Q4 2017

Quarterly Comments

- Revenue driven by broad-based organic growth and acquisitions; strong organic growth in U.S. and China
- Strong growth in Waste Handling, Pumps, Food Equipment and Wellsite businesses
- Adjusted segment margin improvement largely driven by conversion on volume and the benefits of integration and productivity
- Bookings growth reflects organic increases in Engineered Systems, Fluids and Energy, and the impact of acquisitions
- Book-to-bill at 0.98

	Q4	Q4/Q4
Revenue	$2.0B	13%
EPS	$1.88	83%
Adjusted EPS (a)	$1.13	49%
Bookings	$2.0B	13%
Segment margin	18.5%	270 bps
Adj. seg. margin (b)	14.4%	210 bps
Organic Rev. (c)	8%	
Net Acq. Growth (d)	3%	
Cash flow from Ops.	$320M	11%
Adjusted FCF (e)	$303M	26%

(a) Excludes net benefit on dispositions of $0.70, $0.32 net gain from Tax Cuts and Jobs Act, $0.03 product recall reversal, Wellsite separation costs of $0.05, and rightsizing and other related costs of $0.25
(b) Excludes net benefit on dispositions of $115M, $7M product recall reversal. and rightsizing and other related costs of $40M
(c) Change in revenue from businesses owned over 12 months, excluding FX impact
(d) Change in revenue from acquisitions, less revenue from dispositions
(e) See Press Release for adjusted free cash flow reconciliation

3

4 Revenue Q4 2017 Engineered Systems Fluids Refrigeration & Food Equip Energy Total Dover Organic 8% 4% 1% 23% 8% Acquisitions 1% 20% - 1% 6% Dispositions -6% - -2% - -3% Currency 4% 2% 1% - 2% Total 7% 26% Flat 24% 13% Note: Columns may not sum due to rounding

5 Engineered Systems  Organic revenue growth of 8% – Printing & Identification’s solid growth led by marking & coding – Industrial’s strong growth driven by particularly strong shipments of waste handling equipment and robust vehicle service equipment activity  Adjusted margin reflects the impact of modest material cost inflation  Organic bookings growth is broad-based  Book-to-bill of 1.02 5 Q4 2017 Q4 2016 % Change % Organic Revenue(a) $667 $626 7% 8% Earnings $211 $ 97 118% Margin 31.6% 15.5% NM Adj. Earnings * $105 $ 97 9% Adj. Margin * 15.7% 15.5% 20 bps Bookings(b) $681 $643 6% 9% Revenue by End-Market % of Q4 Revenue Q4/Q4 Growth Organic Growth Printing & Identification 44% 10% 3% Industrial 56% 4% 12% $ in millions (a) Revenue increased 7% overall, reflecting organic growth of 8%, acquisition growth of 1%, and a favorable 4% impact from FX, partially offset by a 6% impact from dispositions (b) Bookings growth of 6% reflects organic growth of 9%, acquisition growth of 1%, and a favorable 2% impact from FX, partially offset by a 6% impact from dispositions * Excludes $115M net benefit from Warn disposition and $9M in rightsizing and other costs in Q4 2017

6 Fluids  Revenue growth driven by acquisitions and 4% organic growth – Broad-based Pumps growth led by plastics & polymers markets – Hygienic & pharma markets remain strong – Solid global retail fueling markets, partially offset by soft Transport markets  Adjusted margin improvement reflects volume leverage and benefits of retail fueling integration  Bookings growth driven by Pumps and Hygienic & Pharma  Book-to-bill at 1.01 6 $ in millions Revenue by End-Market % of Q4 Revenue Q4/Q4 Growth Organic Growth Fueling & Transport 59% 38% 1% Pumps 32% 13% 8% Hygienic & Pharma 9% 10% 8% Q4 2017 Q4 2016 % Change % Organic Revenue $610 $483 26% 4% Earnings $ 92 $ 35 165% Margin 15.1% 7.2% 790 bps Adj. Earnings * $ 93 $ 58 61% Adj. Margin * 15.2% 12.0% 320 bps Bookings $614 $457 34% 9% * Excludes Q4 2017 other items of $7M, representing a reduction to a previously recorded product recall reserve, and a $23M product recall charge in Q4 2016; and $8M in rightsizing and other costs in Q4 2017

7 Refrigeration & Food Equipment  Organic revenue growth reflects strong Food Equipment activity – Can-shaping equipment drives revenue growth – Within Refrigeration, Retail refrigeration activity was soft as anticipated, offset in part by strong heat exchanger markets  Margin performance reflects business mix and significantly improved productivity in retail refrigeration  Organic bookings decline primarily reflects tough comps in retail refrigeration  Book-to-bill at 0.85 7 $ in millions Revenue by End-Market % of Q4 Revenue Q4/Q4 Growth Organic Growth Refrigeration 75% -4% -5% Food Equipment 25% 14% 24% (a) Flat revenue reflects organic growth of 1% and a favorable 1% impact from FX, offset by a 2% impact from dispositions (b) Bookings decline of 5% reflects an organic decline of 3% and a 2% impact from dispositions Q4 2017 Q4 2016 % Change % Organic Revenue(a) $377 $376 Flat 1% Earnings $ 29 $118 NM Margin 7.7% 31.4% NM Adj. Earnings * $ 44 $ 33 34% Adj. Margin * 11.8% 8.8% 300 bps Bookings(b) $320 $337 -5% -3% * Excludes $85M gain from disposition in Q4 2016, and $15M in rightsizing and other costs in Q4 2017

8 Energy  Strong organic revenue growth continues: – Drilling & Production driven by continued improvement in U.S. rig count and increased well completions – Bearings & Compression growth reflects strong compression service activity – Automation driven by improved customer capex spending  Adjusted margin of 13.4% reflects significantly higher volume  Bookings growth is broad- based  Book-to-bill at 0.98 8 $ in millions Q4 2017 Q4 2016 % Change % Organic Revenue $364 $293 24% 23% Earnings $ 41 $ 31 34% Margin 11.4% 10.5% 90 bps Adj. Earnings * $ 49 $ 31 58% Adj. Margin * 13.4% 10.5% 290 bps Bookings $355 $300 18% 18% Revenue by End-Market % of Q4 Revenue Q4/Q4 Growth Organic Growth Drilling & Production 68% 32% 31% Bearings & Compression 21% 3% 2% Automation 11% 29% 29% * Excludes $7M in rightsizing and other costs in Q4 2017

9 Q4 2017 Overview 9 Q4 2017 Net Interest Expense $35 million Corporate Expense $65 million, includes Wellsite separation costs of $14 million and rightsizing and other costs of $16 million Effective Tax Rate (“ETR”) ETR was 24.1%, excluding a $51 million benefit from the Tax Cuts and Jobs Act, and a $10 million benefit from other discrete tax items Capex $47 million Share Repurchases 1.1 million shares for $105 million

10 FY 2018F Guidance  Corporate expense: ≈ $122 million  Net interest expense: ≈ $130 million  Tax rate: ≈ 22% - 23%  Capital expenditures: ≈ 2.4% of revenue  Adj. Free cash flow: ≈ 10% - 11% of revenue 2018 Engineered Systems Fluids Refrigeration & Food Equip Energy Total Organic rev. 4% - 5% 2% - 3% 3% - 4% 12% - 14% 5% - 7% Acquisitions - 1% - - - Dispositions (7%) - (2%) - (3%) Currency 2% 1% 1% - 1% Total revenue (1%) - 0% 4% - 5% 2% - 3% 12% - 14% 3% - 5% Adjusted EPS: $5.73 - $5.93* * Adjusted for acquisition-related amortization and carryover rightsizing costs. See exhibit on page 14 of this presentation for reconciliation

12 Appendix

FY 2017 EPS Guidance Reconciliation – GAAP & Adjusted EPS

	Prior Guidance	2017 Actual
2016 EPS - Continuing Ops (GAAP):	**$3.25**	**$3.25**
Less: 2016 gain on dispositions [1]:	(0.44)	(0.44)
Plus: 2016 charges related to recall:	0.09	0.09
2016 Adjusted EPS:	**$2.90**	**$2.90**
Lost earnings from 2016 dispositions [2]:	(0.05)	(0.05)
Net restructuring [3]:	0.08 - .010	0.12
Performance including restructuring benefits:	1.31 - 1.35	1.34
Compensation & investment:	(0.18 - 0.16)	(0.16)
Interest / Corp. / Tax rate / Shares / Other (net):	(0.16 - 0.14)	(0.06)
Net gains from 2017 dispositions[4]:	0.39	1.09
Costs and unrealized earnings associated with disp.:	(0.05) [5]	(0.08) [6]
Wellsite separation costs [7]:	(0.01)	(0.06)
Q4 Rightsizing & other costs:		(0.25)
Q4 Other item [8]:		0.03
Impact from Tax Cuts and Jobs Act:		0.32
2017 EPS - Continuing Ops (GAAP):	**$4.23 - $4.33** [10]	**$5.15**
Less: Net gains from 2017 dispositions:	(0.39)	(1.09)
Plus: Costs associated with dispositions [9]:	0.01	0.02
Less: Impact from Tax Cuts and Jobs Act:		(0.32)
Less: Q4 Other item [8]:		(0.03)
Plus: Wellsite separation costs [7]:	0.01	0.06
Plus: Q4 Rightsizing & other costs:		0.25
2017 EPS - Adjusted EPS:	**$3.86 - $3.96**	**$4.03**

(1) Includes $0.07 gain on the disposition of THI in Q1 2016 and $0.36 gain on the disposition of Tipper Tie in Q4 2016

(2) Includes 2016 operating earnings from THI and Tipper Tie

(3) Includes restructuring costs of approximately $0.18 in FY 2016 and $0.06 in 2017

(4) Includes $0.39 gain on the disposition of PMI in Q1 2017 and $0.70 gain on sale of sale of Warn Industries in Q4 2017

(5) Includes $0.04 of PMI operational earnings in prior forecast and Warn disposition-related costs of $0.01 in Q3 2017

(6) Includes $0.04 of PMI operational earnings and $0.02 of Warn operational earnings in the prior forecast; and Warn disposition-related costs of $0.01 in Q3 2017 and $0.01 in Q4 2017

(7) Includes $0.01 incurred in Q3 2017, and $0.06 incurred in Q4 2017

(8) Reflects a reduction to a previously recorded product recall reserve

(9) Includes Warn disposition-related costs of $0.01 in Q3 2017 and $0.01 in Q4 2017

(10) Reflects guidance provided 10/19/17

Note: Columns may not sum due to rounding

13

DOVER

14  2017 Adj. EPS – Before acquisition-related amortization (as reported): $4.03 – Add back 2017 acquisition-related amortization (1): 0.86  2017 Adjusted EPS – New guidance basis $4.89 – Acquisition-related amortization (2): (0.93) – Performance including rightsizing costs & benefits (3): 0.84 - 1.00 – Commercial and product investment: (0.28 - 0.26) – Interest / Corp. / Tax rate / Shares(4)/ Other (net): 0.24 - 0.26  2018F EPS – GAAP $4.75 - $4.95 – Add back 2018 rightsizing costs (5): 0.05 – Add back acquisition-related amortization (2): 0.93  2018F Adjusted EPS – Continuing Ops $5.73 - $5.93 2018F EPS guidance – Updated bridge and reconciliation (1) Includes acquisition-related intangible amortization and inventory step-up amortization totaling $131 million, on an after tax basis + 19% (2) Includes acquisition-related intangible amortization and inventory step-up amortization totaling $136 million, on an after tax basis (3) Includes $11 million of rightsizing costs and $55 million of benefits (5) Includes $11 million of rightsizing costs Note: Columns may not sum due to rounding (4) Assumes weighted average diluted shares outstanding of 156.5 million

15 Supplementary acquisition-related intangible amortization data ACQUISITION-RELATED INTANGIBLES AMORTIZATION Q1 Q2 Q3 Q4 FY 2016 Q1 Q2 Q3 Q4 FY 2017 Engineered Systems $ 11.7 $ 9.5 $ 8.8 $ 17.4 $ 47.3 $ 11.5 $ 11.6 $ 11.4 $ 11.0 $ 45.4 Fluids 17.0 11.3 11.8 15.6 55.6 18.1 17.0 17.2 17.2 69.4 Refrigeration & Food Equipment 7.6 7.6 7.5 7.5 30.2 7.5 7.3 7.2 7.2 29.1 Energy 15.9 15.8 15.8 15.1 62.6 15.1 15.0 14.8 15.3 60.2 Total $ 52.2 $ 44.1 $ 43.8 $ 55.5 $ 195.7 $ 52.2 $ 50.8 $ 50.5 $ 50.6 $ 204.2 $ in millions